                  SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934
                      (Amendment No.  )

Filed by the Registrant[X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section  240.14a-11(c) or
     Section 240.14a-12

                Warner-Lambert Company
      (Name of Registrant as Specified In Its Charter)

                Warner-Lambert Company
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
     6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

     1)   Title of each class of Securities to which
          transaction applies:
          __________________________________________
     2)   Aggregate number of securities to which
          transaction applies:
          __________________________________________
     3)   Per unit price or other underlying value of
          transaction computed pursuant to Exchange Act Rule
          0-11 (1):
          __________________________________________
     4)   Proposed maximum aggregate value of transaction:
          __________________________________________
______
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          _________________________
     2)   Form, Schedule or Regis-
          tration Statement No.:
          _________________________
     3)   Filing Party:
          _________________________
     4)   Date Filed:
          _________________________

NOTICE OF ANNUAL
MEETING AND PROXY
STATEMENT
- -------------------
1994




[LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS     201 Tabor Road
APRIL 26, 1994                               Morris Plains
- ----------------------------------------     New Jersey 07950

     The Annual Meeting of Stockholders of Warner-Lambert Company ('Warner-Lambert') will be held at the Parsippany Hilton Hotel, One Hilton Court, Parsippany, New Jersey on Tuesday, April 26, 1994, at 10:30 a.m., Eastern Daylight Saving Time, for the following purposes:

1 to  elect a Board of  thirteen directors of Warner-Lambert  to hold office for the ensuing year;
2 to approve the appointment of independent accountants for 1994;
3 to  consider  and  act   upon  a  proposal  of   a  stockholder  relating   to
  Warner-Lambert's director compensation; and
4 to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of Warner-Lambert has fixed the close of business on February 25, 1994 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be open to the examination of stockholders at Warner-Lambert Company, 35 Waterview Boulevard, Parsippany, New Jersey during ordinary business hours from April 12, 1994 to the date of the meeting.
     Whether or not you plan to attend the meeting in person, please vote, sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible in order that you may be represented at the meeting. If you attend the meeting and wish to vote in person, your Proxy will not be used.
     Admittance Cards are required for attendance at the meeting. If you plan to attend the meeting, please mark the box provided on the Proxy, and an Admittance Card will be sent to you. If you do not wish to send the Proxy, you may enclose your own request in the envelope and receive an Admittance Card.
     Warner-Lambert has approximately 46,000 holders of Common Stock, many of whom own less than 100 shares. To ensure proper representation at the meeting, it is important, however small your holdings, that you vote, sign, date and return your Proxy promptly. Prompt return of your Proxy will reduce follow-up work and its attendant expense to Warner-Lambert.

By Order of the Board of Directors

Rae G. Paltiel
Secretary
March 7, 1994

                                                                     [LOGO]
                                                                        1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF     201 Tabor Road
WARNER-LAMBERT COMPANY                                    Morris Plains
- -----------------------------------------------------     New Jersey 07950

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Warner-Lambert Company ('Warner-Lambert' or the 'Company') of Proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, April 26, 1994, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to stockholders will commence on March 7, 1994.

GENERAL
The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote the same and act in accordance with their judgment. Shares represented by properly executed Proxies received on behalf of Warner-Lambert will be voted at the meeting in the manner specified therein. If no instructions are specified in a signed Proxy returned to Warner-Lambert, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed Proxy, in favor of the appointment of Price Waterhouse as independent accountants for 1994 and against the stockholder proposal relating to Warner-Lambert's director compensation. Any Proxy may be revoked by the person giving it at any time prior to being voted.
     Only holders of Common Stock, $1 par value, whose names appear of record on the books of Warner-Lambert at the close of business on February 25, 1994, are entitled to vote at the meeting. At the close of business on that date there were 133,672,347 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.

ELECTION OF DIRECTORS
Pursuant to authority contained in the By-Laws, the Board of Directors has established the number of directors to be elected at the 1994 Annual Meeting of Stockholders at thirteen. Accordingly, a slate of thirteen directors, consisting of the persons named below, is to be elected at the meeting to serve for the ensuing year. Each nominee is a director at the present time. No nominee for director is related to any other nominee or officer of Warner-Lambert or its subsidiaries or other affiliates. All nominees were recommended to the stockholders for election at the Annual Meeting by the Board of Directors at its January meeting, based upon a prior recommendation to the Board by the Nominating and Organization Committee.
     Each nominee will be elected a director by a majority of the votes cast for such nominee. For purposes of determining the number of votes cast, only those cast for or withheld from a director or those cast for or against the other matters to be voted upon are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

    [LOGO]
       2

[PHOTO OF B. CHARLES AMES]

NOMINEES FOR ELECTION AS DIRECTORS
B. CHARLES AMES
AGE 68  FIRST ELECTED DIRECTOR: 1980

Partner, Clayton, Dubilier & Rice (investment banking)

Mr. Ames is currently a partner at Clayton, Dubilier & Rice, an investment banking firm. He served as Chairman and Chief Executive Officer of The Uniroyal Goodrich Tire Company from 1988 to 1990. Previously, Mr. Ames served as Chairman of the Board of Acme-Cleveland Corporation from April, 1987 to November, 1987, Chairman of the Board and Chief Executive Officer from 1983 to 1987 and President and Chief Executive Officer from 1981 to 1983. Mr. Ames was President and Chief Executive Officer of Reliance Electric Company from 1976 to December, 1980. He holds a liberal arts degree from Illinois Wesleyan University and an M.B.A. from Harvard University. Mr. Ames is a director of Diamond Shamrock R&M, Inc., M.A. Hanna Company and The Progressive Corporation.

[PHOTO OF DONALD C. CLARK]

DONALD C. CLARK
AGE 62  FIRST ELECTED DIRECTOR: 1984

Chairman of the Board and Chief Executive Officer of Household International,
Inc.
(Financial services)

Mr. Clark joined Household International, Inc. in 1955 and held various executive positions before becoming President in 1977, a position he held until January, 1988. He was elected Chief Executive Officer in 1982 and Chairman of the Board in 1984. Mr. Clark received a degree in business administration from Clarkson University and an M.B.A. from Northwestern University. He is a director of Household International, Inc., Schwitzer Inc., Scotsman Industries Inc. and Ameritech Corporation. He is also a director of the Chicago Council on Foreign Relations, the Lyric Opera and the Economic Club of Chicago. Mr. Clark is a member of the Mid America Club, The Conference Board and The Business Roundtable. He also serves as a National Trustee of Northwestern University and a Trustee of the Evanston Hospital Board.

[PHOTO OF LODEWIJK J. R. DE VINK]

LODEWIJK J. R. DE VINK
AGE 49  FIRST ELECTED DIRECTOR: 1991

President and Chief Operating Officer of Warner-Lambert

Mr. de Vink joined Warner-Lambert in 1988 as Vice President and President, International Operations. In April, 1990 he was appointed Executive Vice President and President, U.S. Operations, and in August, 1991 he was elected to his present position as President and Chief Operating Officer. Previously, he was employed by Schering-Plough Corporation in various management and executive positions, advancing to Senior Vice President, Schering International, in 1984 and President, Schering International, in 1986. Mr. de Vink graduated from Nijenrode, The Netherlands School of Business. He holds a B.B.A. from Washburn University and an M.B.A. from American

                                                                      [LOGO]
                                                                        3

University. Mr. de Vink is a director of Faber-Castell Corporation and a director, Treasurer and member of the Executive Committee of the Pharmaceutical Manufacturers Association. He also is a director of the National Actors' Theater and Friends of Hassenfeld. Mr. de Vink is a Trustee of the Colonial Symphony, Morristown Memorial Hospital and the National Foundation for Infectious Diseases.

[PHOTO OF JOHN A. GEORGES]

JOHN A. GEORGES
AGE 63  FIRST ELECTED DIRECTOR: 1983

Chairman of the Board and Chief Executive Officer of International Paper (Packaging, paper and forest products)

Mr. Georges joined International Paper in 1979 as Executive Vice President. He was named Vice Chairman in 1980, President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1984, and Chairman of the Board and Chief Executive Officer in 1985. Mr. Georges received a B.S. in chemical engineering from the University of Illinois and holds an M.S. in business administration from Drexel University. Mr. Georges is a director of International Paper, Ryder System, Inc. and Scitex Corporation. He is a Board member of and Trustee of the Public Policy Institute of The Business Council of New York State and a member of The Business Council and The Business Roundtable. Mr. Georges is also a Trustee of Drexel University.

[PHOTO OF MELVIN R. GOODES]

MELVIN R. GOODES
AGE 58  FIRST ELECTED DIRECTOR: 1985

Chairman of the Board and Chief Executive Officer of Warner-Lambert

Mr. Goodes joined Warner-Lambert in 1965 and held various managerial and executive positions, serving as President, Warner-Lambert Mexico from 1970 to 1976, President, Pan-American Zone, from 1976 to 1977, President, Pan-American/Asian Zone, from 1977 to 1979 and President, Consumer Products Division, from 1979 to 1983. Mr. Goodes was elected Vice President in 1977, Senior Vice President in 1980, Executive Vice President and President, U.S.
Operations, in 1984 and President and Chief Operating Officer in 1985. In August, 1991, he was elected to his current position as Chairman of the Board and Chief Executive Officer. Mr. Goodes is a graduate of Queen's University, Kingston, Ontario, Canada, of which he is currently a Trustee, and received an M.B.A. from the University of Chicago. He is a director of Ameritech Corporation, Chemical Banking Corporation, Chemical Bank and Unisys Corporation. He is also a director of the International Executive Service Corps and the New Jersey Performing Arts Center. Mr. Goodes is a member of The Economic Club of New York, the Industry Policy Advisory Committee, The Conference Board and the Advisory Board of the American Paralysis Association and a member of the Executive Committee of the National Council on Economic Education.

[LOGO]
       4

[PHOTO OF WILLIAM H. GRAY III]

WILLIAM H. GRAY III
AGE 52  FIRST ELECTED DIRECTOR: 1991

President of the United Negro College Fund

Mr. Gray was appointed President of the United Negro College Fund in September, 1991. He has also served as the Senior Minister of the Bright Hope Baptist Church since 1963. From 1968 through 1972, Mr. Gray was a lecturer at Jersey City State College, Rutgers University and Montclair State College. He was an Assistant Professor and a director of St. Peter's College from 1970 to 1974. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray received a B.A. from Franklin and Marshall College, a Master of Theology from Drew Theological Seminary and a Master of Theology from Princeton Theological Seminary. He is a director of Union Pacific Corporation, Scott Paper Company, The Prudential Insurance Company of America, Westinghouse Electric Corporation, Municipal Bond Investors Assurance Corporation and Chase Manhattan Corporation.

[PHOTO OF WILLIAM R. HOWELL]

WILLIAM R. HOWELL
Age 58  FIRST ELECTED DIRECTOR: 1983

Chairman of the Board and Chief Executive Officer of J.C. Penney Company, Inc. (Retailing)

Mr. Howell joined J.C. Penney Company, Inc. in 1958. After holding various management positions, he became Western Regional Vice President in 1976 and a Senior Vice President and Director of Merchandising and Marketing in 1979. Mr. Howell was elected Executive Vice President and Board member in 1981 and Vice Chairman of the Board in 1982. In 1983, he became Chairman of the Board and Chief Executive Officer. Mr. Howell holds a degree in business management from the University of Oklahoma. Mr. Howell is a director of J.C. Penney Company, Inc., Exxon Corporation, Bankers Trust New York Corporation, Bankers Trust Company and Halliburton Company. He is a Trustee of the National Urban League and a member of the Board of Governors of United Way of America and The Business Council.

[PHOTO OF LASALLE D. LEFFALL, JR., M.D.]

LASALLE D. LEFFALL, JR., M.D.
AGE 63  FIRST ELECTED DIRECTOR: 1988

Charles   R.  Drew  Professor  and   Chairman,  Department  of  Surgery,  Howard
University College of Medicine; Professorial Lecturer in Surgery, Georgetown University

Dr. Leffall has served as Professor and Chairman of the Department of Surgery at Howard University College of Medicine since 1970. In March, 1992, he was named the Charles R. Drew Professor of Surgery. He is also a Professorial Lecturer in Surgery at Georgetown University. He received a B.S. from Florida A&M and an M.D. from
                                                                     [LOGO]
                                                                        5

Howard University. Dr. Leffall is a director of Mutual of America and Tyco Toys, Inc. and a consultant to the National Cancer Institute. In addition, he is a Diplomate of the American Board of Surgery and a Fellow of the American College of Surgeons and of the American College of Gastroenterology. Dr. Leffall is also a member of the National Urban League, the National Association for Advancement of Colored People, the Young Men's Christian Association, Cosmos Club and Greater Washington Research Center.

[PHOTO OF PATRICIA SHONTZ LONGE, Ph.D.]

PATRICIA SHONTZ LONGE, Ph.D.
AGE 60  FIRST ELECTED DIRECTOR: 1975

Economist; Senior Partner of The Longe Company (Economic consulting and investments)
Dr. Longe received a B.S. and an M.B.A. from the University of Detroit and a Ph.D. in economics from Wayne State University. Dr. Longe has been an economist since 1963. She served as Professor of Business Administration at the University of Michigan from 1973 to 1986 and as Adjunct Professor of Business Administration from 1986 to 1988. Dr. Longe has been a Senior Partner of The Longe Company, an economic consulting and investment firm, since 1981. She is a director of The Detroit Edison Company, Jacobson Stores, Inc., Comerica Incorporated, Comerica Bank & Trust, F.S.B., The Kroger Co. and Immokalee Foundation, Inc.

[PHOTO OF LAWRENCE G. RAWL]

LAWRENCE G. RAWL
AGE 65  FIRST ELECTED DIRECTOR: 1986

Retired Chairman of the Board and Chief Executive Officer of Exxon Corporation (Crude oil, natural gas and petroleum products)
Mr. Rawl joined Exxon Corporation in 1952 and held various positions in domestic operations and corporate headquarters activities. In 1973, he became Senior Vice President of Exxon Company, U.S.A. and in 1976, he became Executive Vice President. He was elected Executive Vice President of Esso Europe Inc. in 1978, Senior Vice President of Exxon Corporation in 1980, President in 1985 and Chairman of the Board and Chief Executive Officer in 1987, which position he held until his retirement in 1993. Mr. Rawl received a B.S. in petroleum engineering from the University of Oklahoma. He is a director of Champion International Corporation, Texas Commerce Bancshares, Inc. and the Texas Medical Center. He is a member of The University Cancer Foundation Board of Visitors of Texas MD Anderson Cancer Center, the University of Oklahoma Foundation and the Dallas County Salvation Army Advisory Board.

[PHOTO OF PAUL S. RUSSELL, M.D.]

PAUL S. RUSSELL, M.D.
AGE 69  FIRST ELECTED DIRECTOR: 1974

Practicing Physician and Surgeon at Massachusetts General Hospital
Dr. Russell has been John Homans Professor of Surgery at Harvard Medical School since 1962 and serves as Chairman of the Joint Committee for Governance of the Countway Library of Medicine and the Committee on Faculty Conduct of Harvard Medical School. Dr. Russell received his medical education from the University of Chicago and was formerly Chief of Surgery Services at Massachusetts General Hospital and Chairman of the Committee to Review Organ

  [LOGO]
    6

Transplant Programs in Harvard Affiliated Hospitals. Dr. Russell is President and a director of the Boston Fulbright Committee and a member of the Board of Governing Trustees of the Jackson Laboratory.

[PHOTO OF MICHAEL I. SOVERN]

MICHAEL I. SOVERN
AGE 62  FIRST ELECTED DIRECTOR: 1993

President Emeritus and Chancellor Kent Professor of Law, Columbia University

Mr. Sovern was elected to the Board of Directors, effective October 1, 1993. Mr. Sovern joined the faculty of Columbia University in 1957, became a full professor in 1960 and has been Chancellor Kent Professor of Law since 1977. He served as Columbia Law School's seventh Dean from 1970 to 1979 and as Executive Vice President and Provost of the University from 1979 to 1980. Mr. Sovern served as President of Columbia University from 1980 to 1993, when he became President Emeritus. He received his A.B. degree from Columbia College and LL.B. from Columbia University Law School. Mr. Sovern is a director of American Telephone and Telegraph Company, Chemical Banking Corporation, Orion Pictures Corporation and the Greater New York Insurance Group. He is also Chairman of the Japan Society and of the American Academy in Rome, and serves on the boards of the Asian Cultural Council, the Schubert Foundation and Schubert Organization and the NAACP Legal Defense and Education Fund.

[PHOTO OF JOSEPH D. WILLIAMS]

JOSEPH D. WILLIAMS
AGE 67  FIRST ELECTED DIRECTOR: 1973

Consultant; Retired Chairman of the Board and Chief Executive Officer of Warner-Lambert

Mr. Williams joined Parke, Davis & Company in 1950 and served in various sales, marketing and executive positions before becoming President and Chief Executive Officer of Parke, Davis in 1973. In 1976, he was elected Executive Vice President and President, Pharmaceutical Group, of Warner-Lambert. Mr. Williams was elected President of Warner-Lambert in 1979, Chief Operating Officer in 1980 and Chairman of the Board and Chief Executive Officer in 1985, which position he retained until his retirement in 1991. Mr. Williams holds a B.S. in chemistry and pharmacy from the University of Nebraska College of Pharmacy. He is a director of American Telephone and Telegraph Company, Exxon Corporation and J.C. Penney Company, Inc. Mr. Williams is also a director of Rockefeller Financial Services, Inc., Thrift Drug, Therapeutic Antibodies Inc., Project Hope and the United Negro College Fund and a member of the President's Advisory Council on Drugs.

                                                                     [LOGO]
                                                                        7

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table sets forth information, as of February 11, 1994, regarding beneficial ownership of Warner-Lambert Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group:

                                                                               NUMBER OF COMMON
                                                                                  SHARES AND
                                   NAME                                     SHARE EQUIVALENTS(1,2)
- --------------------------------------------------------------------------  ----------------------
B. Charles Ames                                                                        26,844
Donald C. Clark                                                                        15,454
Lodewijk J.R. de Vink                                                                  96,310(3)
John A. Georges                                                                         4,000
Melvin R. Goodes                                                                      221,418(3)
William H. Gray III                                                                     2,055
William R. Howell                                                                       2,400
LaSalle D. Leffall, Jr.                                                                 4,362
Patricia Shontz Longe                                                                   5,000
Lawrence G. Rawl                                                                       14,705
Paul S. Russell                                                                        22,344
Michael I. Sovern                                                                       2,000
Kenneth J. Whalen                                                                       9,166
Joseph D. Williams                                                                     43,352
Gregory L. Johnson                                                                    110,352(3)
Joseph E. Smith                                                                        84,729(3)
John F. Walsh                                                                         115,850(3)
All executive officers and directors as a group (35)                                1,555,035(3)

- -------------------------------------------------------------------------------

1 As of February 11, 1994, all executive officers and directors as a group owned approximately 1.16% of the outstanding shares of Common Stock.

2 Each  of the  above persons  has (or  will have  upon the  exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares shown as beneficially owned by such person, except for an aggregate of 24,000 shares granted to the non-employee directors pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, as to which each director has the power to direct the vote of the shares granted to such person, and an aggregate of 57,363 restricted shares granted to officers pursuant to the Warner-Lambert Company 1989 Stock Plan, as to which each officer has the power to direct the vote of the shares granted to such person. In addition, the shareholdings listed above for Mr. Ames, Mr. Clark, Mr. Gray, Dr. Leffall, Mr. Rawl, Dr. Russell and Mr. Whalen include shares of Common Stock equivalents in the amounts of 14,344, 11,454, 55, 2,195, 8,705, 16,344, and 1,552 respectively, held pursuant to Warner-Lambert's deferred compensation arrangements for non-employee directors; and the shareholdings listed above for Mr. de Vink, Mr. Goodes, Mr. Johnson, Mr. Smith and Mr. Walsh include shares of Common Stock and Common Stock equivalents in the amounts of 234, 86,964, 1,299, 217 and 3,482 respectively, held pursuant to Warner-Lambert's benefit plans.

3 Includes shares subject to options or rights granted pursuant to the Company's stock option plans exercisable within sixty days after February 11, 1994 held by Mr. de Vink, Mr. Goodes, Mr. Johnson, Mr. Smith, Mr. Walsh and all executive officers and directors as a group in the amounts of 88,374 shares, 109,845 shares, 102,840 shares, 76,312 shares, 100,012 shares and 1,238,322 shares respectively.

     Section  16(a)   of  the   Securities  Exchange   Act  of   1934   requires
Warner-Lambert's officers and directors, and persons who own more than ten percent of a registered class of Warner-Lambert's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Warner-Lambert believes that during 1993 all Section 16(a) filing requirements applicable to its officers and directors were complied with except that Mr. Fred G. Weiss, a Vice President of Warner-Lambert, inadvertently filed a late report relating to a sale of Common Stock held by his children.

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   8

SECURITY OWNERSHIP OF WARNER-LAMBERT

The following table sets forth information with respect to the only person known
to   Warner-Lambert  to  own   beneficially  more  than  5%   of  any  class  of
Warner-Lambert's voting securities:

                                                                                     AMOUNT AND
                                                                                     NATURE OF
                                               NAME AND ADDRESS OF                   BENEFICIAL    PERCENT
TITLE OF CLASS                                   BENEFICIAL OWNER                    OWNERSHIP     OF CLASS
- -----------------------------------------------------------------------------------------------------------
Common Stock                    The Capital Group, Inc.
                                333 South Hope Street
                                Los Angeles, California 90071                        6,941,000 *     5.16%
- -----------------------------------------------------------------------------------------------------------

* As reported in Schedule 13G filed with the Securities and Exchange Commission dated February 1, 1994, by The Capital Group, Inc. ('CG') and Capital Research and Management Company ('CRMC'), one of its operating subsidiaries, CG exercised as of December 31, 1993 sole dispositive power with respect to 6,941,000 shares and sole voting power with respect to 800 of such shares. In addition, CRMC has sole dispositive power with respect to 6,940,200 of said shares. CG has advised Warner-Lambert that with respect to all of such shares its subsidiaries act as investment managers for various institutional investors and that it disclaims beneficial interest in such shares.

COMMITTEES OF THE BOARD

Warner-Lambert has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, a Retirement and Savings Plan Committee (U.S.), a Corporate Public Policy Committee and a Science and Technology Committee of the Board of Directors. The members of the Executive Committee are Mr. Joseph D. Williams (Chairman), Mr. Lodewijk J. R. de Vink, Mr. John A. Georges, Mr. Melvin R. Goodes, Dr. Patricia Shontz Longe and Mr. Lawrence G. Rawl. This Committee, which did not meet during 1993, has the authority to exercise all of the powers of the Board of Directors except that this Committee may not (1) approve acquisitions, capital expenditure requests or divestitures involving more than $20,000,000, (2) amend Warner-Lambert's Certificate of Incorporation or By-Laws, (3) declare a dividend or (4) authorize the issuance of stock of Warner-Lambert. The Executive Committee also has the authority to review Warner-Lambert's financial policies and procedures and make recommendations to the Board of Directors with respect to dividend policy, corporate financing and related matters.

     The members of the Audit Committee are Mr. B. Charles Ames (Chairman), Mr. John A. Georges, Mr. William H. Gray III, Mr. Lawrence G. Rawl, Mr. Michael I. Sovern and Mr. Kenneth J. Whalen. This Committee, which met four times during 1993, is responsible for meeting with Warner-Lambert's independent accountants to review the proposed scope of the annual audit of Warner-Lambert's financial statements; reviewing the findings of the independent accountants upon completion of the annual audit; reporting to the Board of Directors with respect to its meetings with the independent accountants; and supervising the implementation of Warner-Lambert's Management Integrity Policy and reporting annually to the Board of Directors with respect thereto.

     The members of the Compensation Committee are Mr. Donald C. Clark (Chairman), Mr. John A. Georges, Mr. William R. Howell, Mr. Lawrence G. Rawl and Mr. Kenneth J. Whalen. This Committee, which met six times during 1993, is responsible for administering the Incentive Compensation Plan, the Supplemental Pension Income Plan, the 1974 Stock Option and Alternate Stock Plan, the 1983 Stock Option Plan, the 1987 Stock Option Plan, the 1989 Stock Plan, the 1992 Stock Plan and the stock option and deferred compensation

                                                                     [LOGO]
                                                                        9
plans of acquired companies assumed by Warner-Lambert, and has limited authority to adopt amendments to the foregoing plans. This Committee is also responsible for recommending to the Board of Directors the salaries to be paid to the Chairman and the President of Warner-Lambert, and reviewing and approving the salaries to be paid to certain officers of Warner-Lambert.

     The members of the Nominating and Organization Committee are Dr. LaSalle D. Leffall, Jr. (Chairman), Mr. B. Charles Ames, Mr. Donald C. Clark, Mr. William
H. Gray III, Dr. Paul S. Russell, Mr. Kenneth J. Whalen and Mr. Joseph D. Williams. This Committee, which met three times in 1993, is responsible for recommending to the Board of Directors the names of qualified persons to be nominated for election or re-election as directors of Warner-Lambert, the membership and Chairman of each Board Committee and the persons to be elected or re-elected Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Warner-Lambert. The Committee will consider suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Warner-Lambert's By-Laws. Proposals for the nomination of directors must include the biographical information required by Warner-Lambert's By-Laws, together with the written consent of the proposed nominee to so serve, if elected. This Committee is also responsible for administering the Restricted Stock Plan for Directors of Warner-Lambert Company. Mr. Williams does not act upon any matters for which he would not qualify as a 'disinterested person' as defined under Rule 16b-3 promulgated pursuant to
Section 16 of the Securities Exchange Act of 1934.

     The members of the Retirement and Savings Plan Committee (U.S.) are Dr. Patricia Shontz Longe (Chairman), Mr. Donald C. Clark, Mr. John A. Georges, Mr. William R. Howell and Mr. Michael I. Sovern. This Committee, which met three times during 1993, has limited authority to adopt amendments to the domestic retirement and savings plans of Warner-Lambert and its domestic subsidiaries operating in the United States (collectively, the 'Plans'), including the Warner-Lambert Retirement Plan, the Warner-Lambert Savings and Stock Plan, the Warner-Lambert Excess Savings Plan and the Warner-Lambert Long Term Disability Benefits Plan, and has responsibility with respect to such Plans to monitor and report on the selection and termination of trustees and investment managers and on their individual investment activity and performance, to review the reports of the independent accountants, to approve pensions for individual employees which are separate from any benefit plan and to implement the overall asset allocation guideline, as established by the Board of Directors.

     The members of the Corporate Public Policy Committee are Mr. William R. Howell (Chairman), Mr. Donald C. Clark, Dr. LaSalle D. Leffall, Jr., Dr. Patricia Shontz Longe, Dr. Paul S. Russell and Mr. Joseph D. Williams. This Committee, which met three times in 1993, is responsible for reviewing periodic reports on the contribution activities of Warner-Lambert, reports on equal employment opportunity and related matters and reports on public affairs programs of Warner-Lambert and issues of social concern; and for making recommendations to the Board of Directors in such areas.

     The members of the Science and Technology Committee are Dr. Paul S. Russell (Chairman), Mr. B. Charles Ames, Mr. William H. Gray III, Dr. LaSalle D. Leffall, Jr. and Mr. Kenneth J. Whalen. This Committee, which met two times in 1993, is responsible for receiving and reviewing periodic reports on technological developments and activities, new

    [LOGO]
      10
and enhanced manufacturing technologies and productivity improvements, employee safety and environmental protection; and for making recommendations to the Board of Directors in specific areas of science and technology.

     The Warner-Lambert Board of Directors met ten times during 1993. Each director of Warner-Lambert standing for re-election who was a director during 1993 attended at least 84% of the total meetings of the Board of Directors and the Committees of the Board on which he or she served. The average attendance rate for 1993 for all directors standing for re-election was approximately 98%.

DIRECTORS' COMPENSATION

All non-employee directors of Warner-Lambert receive an annual fee of $30,000 and a fee of $1,000 for attendance at each meeting of the Board or Committee of the Board of Directors, as well as for attendance at or participation in special meetings and other Board-related activities, and are reimbursed for expenses incurred in connection therewith. In addition, each member of the Executive Committee who is not an employee receives an annual fee of $4,000 in lieu of a fee for attendance at the first four meetings of the Executive Committee. Directors may elect to defer receipt of their fees.

     The Warner-Lambert Directors' Retirement Plan provides that each director who (1) is not an officer or employee of Warner-Lambert, (2) has completed a total of five years of membership on the Board of Directors and (3) retires from the Board of Directors at age 70 will receive an annual retirement benefit for life equal to the annual fee payable during the director's last year of membership on the Board of Directors, reduced by the amount of any benefit payable to such director from the Warner-Lambert Retirement Plan or the Warner-Lambert Supplemental Pension Income Plan. In the event of a change in control of Warner-Lambert (as defined in such plan), each director who has completed or shall complete five years of membership on the Board of Directors shall be entitled to receive a retirement benefit commencing at age 70. Non-employee directors are also eligible to participate in Warner-Lambert's Group Life Insurance, Medical, Dental and Accidental Death and Dismemberment Plans.

     Warner-Lambert has consulting arrangements with three non-employee directors who are standing for re-election to provide services to Warner-Lambert in specialized fields. Non-employee director/consultants may elect to defer receipt of any amounts to be paid in connection with their consulting services. For 1993, amounts paid to or deferred for the benefit of Mr. B. Charles Ames, Dr. Paul S. Russell and Mr. Joseph D. Williams, pursuant to such consulting arrangements, were $10,000, $20,000 and $200,000 respectively.

     The provisions of the Warner-Lambert Company 1992 Stock Plan relating to deferred compensation for directors permits non-employee directors to elect to defer their directors' annual fees, meeting attendance fees and consulting fees, and such deferred amounts are credited to an account which accrues interest annually or to a Warner-Lambert Common Stock equivalent account which is credited as of the day the deferred fees would have been payable with stock credits equal to the number of shares of Common Stock that could have been purchased with the amount of such deferred fees. The provisions of the 1992 Stock Plan relating to directors' deferred compensation provides that all amounts which participating directors had previously elected to defer are payable immediately following a change in control of Warner-Lambert (as defined in such plan).

                                                                    [LOGO]
                                                                       11

     Pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, each non-employee director of Warner-Lambert receives a grant of 2,000 shares of Common Stock, subject to certain restrictions. The director is not entitled to delivery of the certificate and the shares are subject to transfer restrictions for a period from the date of grant until the earliest to occur of certain specified events. If the director remains a member of the Board for the entire period during which the restrictions apply, the restrictions will lapse with respect to one-tenth of the shares of Common Stock for each full year of service as a director. In the event of a change in control of Warner-Lambert (as defined in such plan), the Restricted Stock Plan provides that the directors will receive the full value of the shares previously granted by delivery of a cash payment in lieu thereof. Subject to the foregoing, the director has the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote the shares of Common Stock.

SUMMARY COMPENSATION TABLE

The following table provides a summary of cash and non-cash compensation for each of the last three completed fiscal years ended 1991, 1992 and 1993 with respect to Warner-Lambert's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG - TERM COMPENSATION
                                                                  --------------------------------

                                      ANNUAL COMPENSATION                 AWARDS          PAYOUTS
                                      --------------------               --------         --------


            a              b       c         d           e            f           g          h           i
- ------------------------------------------------------------------------------------------------------------------

                                                                              SECURITIES
                                                                  RESTRICTED  UNDERLYING
                                                    OTHER ANNUAL    STOCK      OPTIONS/     LTIP     ALL OTHER
   NAME AND PRINCIPAL            SALARY    BONUS    COMPENSATION   AWARDS(1)     SARS     PAYOUTS   COMPENSATION
        POSITION          YEAR    ($)       ($)         ($)          ($)         (#)        ($)         ($)(3)
- ------------------------------------------------------------------------------------------------------------------
Melvin R. Goodes(4)       1993  $820,000  $586,000     --            --          45,000   $176,375    $ 49,453
Chairman of the Board and 1992   765,000   800,000     --            --         230,750(2) 255,000      29,924
Chief Executive Officer   1991   636,667   650,000     --            --          34,000    255,000      64,515
Lodewijk J.R. de Vink(5)  1993   542,667   413,000     --            --          26,750    124,500      10,805
President and Chief       1992   495,667   500,000     --            --         116,450(2) 150,000       6,819
Operating Officer         1991   426,583   370,000     --            --          36,800    150,000       1,626
Joseph E. Smith(6)        1993   402,083   158,000     --            --          19,250    103,750      47,740
Vice President, External  1992   369,500   285,000     --            --          67,750(2) 150,000      36,599
Affairs                   1991   345,000   285,000     --            --          26,850    141,600      40,130
John F. Walsh(7)
Executive Vice President; 1993   377,500   320,000     --            --          19,250    103,750      24,646
President, Consumer       1992   337,750   285,000     --            --          85,150(2) 120,000      13,727
Products Sector           1991   307,000   253,000     --            --          27,150    120,000      27,423
Gregory L. Johnson        1993   322,000   156,000     --            --          15,300     83,000      23,421
Vice President and        1992   301,000   173,000     --            --          47,250(2) 120,000      14,325
General Counsel           1991   281,833   170,000     --            --          23,400    120,000      25,834
- ------------------------------------------------------------------------------------------------------------------

1 Aggregate restricted stock holdings, as of December 31, 1993, valued at the market price at year-end 1993, were as follows: Mr. Goodes 6,666 shares with a value of $452,455, Mr. de Vink 3,334 shares with a value of $226,295, Mr. Smith 3,334 shares with a value of $226,295, Mr. Walsh 2,666 shares with a value of $180,955, and Mr. Johnson 2,666 shares with a value of $180,955. Dividends on restricted shares are paid quarterly in conjunction with, and at the same rate as, dividends on the Company's Common Stock.

    [LOGO]
      12

2 In 1992, the Compensation Committee awarded a special stock option to a select group of senior management to incentivize them to take prudent risks to maximize shareholder value and to further link their success to corporate performance. The exercise price of 50% of this option is equal to the market price on the date of grant. The exercise price of the remaining 50% of such grant is indexed to the S&P 500 for the first four years of the grant. Thus, with respect to such portion of the grant, the market price of Warner-Lambert stock must exceed the growth of the S&P 500 in order for the individual recipient's stock option to have any value during the first four years of its term. These stock options vest at a rate of 10% in 1996, 20% in 1997, 30% in 1998 and 40% in 1999, with each option expiring in 2002.

3 All Other Compensation consists of (i) annual Company contributions to the Savings and Stock Plan and the Excess Savings Plan for 1991, 1992 and 1993, as follows: Mr. Goodes $48,236, $29,924 and $29,266, Mr. de Vink $1,626, $6,819 and
$7,255, Mr. Smith  $7,957, $9,124 and  $11,368, Mr. Walsh  $17,588, $13,727  and
$11,232,  and Mr. Johnson  $18,239, $14,325 and  $14,110, respectively; and (ii)
the annual above-market interest on compensation previously awarded pursuant to the Warner-Lambert Incentive Compensation Plan which the recipient has elected to defer in accordance with the provisions of the Plan, as follows for 1991, 1992 and 1993: Mr. Goodes $16,279, $0 and $20,187, Mr. de Vink $0, $0 and
$3,550, Mr. Smith $4,698, $0 and $8,897,  Mr. Walsh $9,835, $0 and $13,414,  and
Mr. Johnson $7,595, $0 and $9,311, respectively. In addition, All Other Compensation for Mr. Smith includes, for 1991, 1992 and 1993, the dollar difference between the amount of interest Mr. Smith was required to pay on his $250,000 loan from the Company (described on page 19 below) and the amount he would have been required to pay had the loan been made at the market interest rate in effect at the time the loan was consummated, as follows: $27,475, $27,475 and $27,475.

4 Mr. Goodes served as President and Chief Operating Officer until August 1, 1991, when he was named Chairman of the Board and Chief Executive Officer.

5 Mr. de Vink served as Executive Vice President and President, U.S. Operations, until August 1, 1991, when he was named President and Chief Operating Officer. Effective January 1, 1994, Mr. de Vink assumed responsibility for Warner-Lambert's Pharmaceutical Sector.

6 Mr. Smith served as President of the Parke-Davis Group until January 1, 1992, when he was named President, Pharmaceutical Sector. Effective January 1, 1994, Mr. Smith was named Vice President, External Affairs.

7 Effective January 1, 1992, Mr. Walsh, previously President, International Operations, was named President, Consumer Products Sector.

In 1985, Warner-Lambert entered into an employment agreement with Mr. Goodes. In 1991, Mr. Goodes' agreement was amended and Warner-Lambert entered into an employment agreement with Mr. de Vink. The agreement with Mr. Goodes terminates effective May 1, 2000, and the agreement with Mr. de Vink provides for an initial term of five years, which term will be automatically extended for an additional year at the end of each year of the term until Mr. de Vink's retirement. The agreements provide for minimum annual salaries of $870,000 and $576,000 respectively and may be increased annually based upon the average salary increase of those officers of Warner-Lambert whose names appear in the Annual Report. Under the agreements, the individuals are also entitled to participate in the Incentive Compensation Plan as well as the other compensation and benefit programs available to officers of Warner-Lambert at their respective levels.

                                                                    [LOGO]
                                                                       13

Option/SAR Grant Table

The following table sets forth information concerning grants of stock options and stock appreciation rights during 1993 to the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                           OPTION/SAR GRANTS IN 1993

                                                                                               GRANT DATE
                                                 INDIVIDUAL GRANTS                           PRESENT VALUE(1)
                            ------------------------------------------------------------     --------------
           a                     b                c                d              e                f
- -----------------------------------------------------------------------------------------------------------

                             NUMBER OF        % OF TOTAL
                             SECURITIES      OPTIONS/SARS
                             UNDERLYING       GRANTED TO      EXERCISE OR
                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION
          NAME              GRANTED(#)(2)        1993           ($/SH)           DATE
- -----------------------------------------------------------------------------------------------------------
Melvin R. Goodes                45,000           2.96%          $68.625         10/26/03        $909,000
Lodewijk J.R. de Vink           26,750           1.76%           68.625         10/26/03         540,350
Joseph E. Smith                 19,250           1.27%           68.625         10/26/03         388,850
John F. Walsh                   19,250           1.27%           68.625         10/26/03         388,850
Gregory L. Johnson              15,300           1.01%           68.625         10/26/03         309,060
- -----------------------------------------------------------------------------------------------------------

1 Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: expected volatility is based on a five-year average of weekly stock prices for the period 1989-1993; risk-free rate of return is based on the current ten-year Treasury note rate; and dividend yield is based on the dividends paid on Warner-Lambert's Common Stock for the five-year period 1989-1993. The actual value an executive officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option/SAR Grants Table will actually be realized. No gain to the executive officer is possible without an appreciation in stock value which will benefit all stockholders commensurately.

2 Stock options entitle the holder to purchase shares of Common Stock at a price which is equal to the fair market value per share for such stock on the date the stock option was granted. Payment of this price is made in cash or, with the consent of the Compensation Committee, in whole or in part, in Common Stock or other consideration. Stock options become exercisable over a four-year period (beginning one year after the date of grant) in four equal installments. No stock option may be exercised after the expiration of ten years from the date of grant. In the event of a change in control of Warner-Lambert (as defined in the stock option plans), (i) the exercise of stock options is accelerated, (ii) amounts payable upon exercise of stock appreciation rights will be determined by reference, among other things, to the price pursuant to which the change in control was effected, (iii) amounts payable upon the exercise of stock appreciation rights will be in the form of cash and (iv) limited rights are provided to the grantees of stock options, as described below on pages 18 and 19 under the description of the Executive Severance Plan and the Enhanced Severance Plan.

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      14

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth individual exercises of stock options and stock appreciation rights ('SARs') during 1993 by the Company's Chief Executive Officer and the other four most highly compensated executive officers and provides information related to stock option and SAR values:

                    AGGREGATED OPTION/SAR EXERCISES IN 1993
                         AND YEAR-END OPTION/SAR VALUES


           a                     b               c                 d                  e
- ---------------------------------------------------------------------------------------------
                                                               NUMBER OF          VALUE OF
                                                              SECURITIES         UNEXERCISED
                                                              UNDERLYING        IN-THE-MONEY
                                                              UNEXERCISED       OPTIONS/SARS
                                                               OPTIONS/        AT YEAR-END ($)
                                                                SARS AT         ($67.875 PER
                              SHARES                         YEAR-END (#)          SHARE)
                            ACQUIRED ON        VALUE         EXERCISABLE/       EXERCISABLE/
          Name              EXERCISE(#)     REALIZED ($)     UNEXERCISABLE      UNEXERCISABLE
- --------------------------------------------------------------------------------------------
Melvin R. Goodes                   0                 0          187,345/         $6,499,027/
                                                                 282,413              98,863
Lodewijk J.R. de Vink              0                 0           88,374/          1,670,895/
                                                                 221,826           2,135,727
Joseph E. Smith                    0                 0           53,812/            818,988/
                                                                 184,113           2,620,108
John F. Walsh                      0                 0          100,012/          2,793,884/
                                                                 131,638             831,539
Gregory L. Johnson             5,000          $262,344          102,840/          3,745,381/
                                                                  68,676              22,996
- ---------------------------------------------------------------------------------------------

                                                                     [LOGO]
                                                                       15

LONG -TERM INCENTIVE PLAN AWARDS TABLE

The following table indicates long-term incentive awards granted in 1993 to the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                  LONG -TERM INCENTIVE PLAN - AWARDS IN 1993 1

                                                                      Estimated Future Payouts under
                                                                       Non-Stock Price Based Plans
                                                              -----------------------------------------------
               a                      b             c             d            e           f           g
- -------------------------------------------------------------------------------------------------------------

                                               PERFORMANCE
                                  NUMBER OF     OR OTHER
                                   SHARES,       PERIOD
                                  UNITS OR        UNTIL         BELOW
                                    OTHER      MATURATION     THRESHOLD    THRESHOLD     TARGET     MAXIMUM
             NAME                 RIGHTS(#)(1)  OR PAYOUT        ($)          ($)         ($)         ($)
- -------------------------------------------------------------------------------------------------------------
Melvin R. Goodes                  $220,000       3 Years          0        $110,000     $220,000    $403,333
Lodewijk J. R. de Vink            $170,000       3 Years          0          85,000      170,000     311,667
Joseph E. Smith                   $120,000       3 Years          0          60,000      120,000     220,000
John F. Walsh                     $120,000       3 Years          0          60,000      120,000     220,000
Gregory L. Johnson                $ 80,000       3 Years          0          40,000       80,000     146,667
- -------------------------------------------------------------------------------------------------------------

1 The  Warner-Lambert  Incentive Compensation  Plan  provides for  dollar target awards, rather than shares, units or other rights. The dollar target awards shown above in column (b) reflect the potential value of long-term incentive awards granted in 1993 to the named executives under the Warner-Lambert Incentive Compensation Plan at a target level of 100%. Such awards are contingent upon the attainment of certain earnings per share ('EPS') performance levels during the three-year period subsequent to grant (i.e., 1993-1995) and become payable on a pro rata basis at the end of this three-year performance period. As a result of amendments to the long-term bonus awards, the awards described in the Table are payable on a pro rata basis as follows: for 1993, based upon the Company's achievement of a specific cumulative average EPS growth and, for 1994 and 1995, based upon the Company's achievement of a certain relative EPS performance level, compared to the median EPS performance level of a certain group of companies with which the Company competes. Awards are payable at values ranging from 50% (threshold level) to 200% (maximum level) of target levels. If minimum EPS performance levels are not attained over the three-year period, such long-term incentive awards will not be paid. In addition, the Compensation Committee has discretion to lower the amount of the payouts under appropriate circumstances. Awards may become non-contingent on a pro rata basis following a change in control of Warner-Lambert (as defined).

RETIREMENT BENEFITS

The following table sets forth the estimated annual benefits payable in the form of a straight life annuity by Warner-Lambert upon retirement at age 65 (exclusive of retirement benefits from Social Security) after a specified number of years of service. In the event of early retirement, the following amounts will be reduced by the annual retirement credits that would otherwise have been earned to normal retirement and further reduced in accordance with the early retirement reduction factors then in effect under the Warner-Lambert Retirement Plan (the 'Retirement Plan') and, where applicable, the Warner-Lambert Supplemental Pension Income Plan (the 'Supplemental Plan'). Earnings of all executive officers included in the Summary Compensation Table on page 12, for purposes of determining the pension base, approximate the aggregate of amounts shown in columns (c) and (d) of such Summary Compensation Table.

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      16

                               PENSION PLAN TABLE


                                               YEARS OF SERVICE
- --------------------------------------------------------------------------------------------
REMUNERATION          15           20           25           30           35           40
- --------------     --------     --------     --------     --------     --------     --------
  $  500,000       $211,904     $268,384     $268,864     $269,344     $272,270     $310,660
     550,000        234,304      296,384      296,864      297,344      299,470      341,660
     600,000        256,704      324,384      324,864      325,344      326,670      372,660
     650,000        279,104      352,384      352,864      353,344      353,870      403,660
     700,000        301,504      380,384      380,864      381,344      381,824      434,660
     750,000        323,904      408,384      408,864      409,344      409,824      465,660
     800,000        346,304      436,384      436,864      437,344      437,824      496,660
     850,000        368,704      464,384      464,864      465,344      465,824      527,660
     900,000        391,104      492,384      492,864      493,344      493,824      558,660
     950,000        413,504      520,384      520,864      521,344      521,824      589,660
   1,000,000        435,904      548,384      548,864      549,344      549,824      620,660
   1,050,000        458,304      576,384      576,864      577,344      577,824      651,660
   1,100,000        480,704      604,384      604,864      605,344      605,824      682,660
   1,150,000        503,104      632,384      632,864      633,344      633,824      713,660
   1,200,000        525,504      660,384      660,864      661,344      661,824      744,660
   1,250,000        547,904      688,384      688,864      689,344      689,824      775,660
   1,300,000        570,304      716,384      716,864      717,344      717,824      806,660
   1,350,000        592,704      744,384      744,864      745,344      745,824      837,660
   1,400,000        615,104      772,384      772,864      773,344      773,824      868,660
   1,450,000        637,504      800,384      800,864      801,344      801,824      899,660
   1,500,000        659,904      828,384      828,864      829,344      829,824      930,660
   1,550,000        682,304      856,384      856,864      857,344      857,824      961,660
   1,600,000        704,704      884,384      884,864      885,344      885,824      992,660
- ---------------------------------------------------------------------------------------------

RETIREMENT PLAN

The Retirement Plan became effective January 1, 1957. The Retirement Plan is a defined benefit, career average plan which is periodically updated. Employees of Warner-Lambert and its participating subsidiaries are eligible to participate on the January 1 following the date of hire. Normal retirement age under the Retirement Plan is the later of age 65 or the completion of five years of service and early retirement may be taken the first of any month following the attainment of age 55 provided at least five years of service have been completed. If early retirement pension payments begin prior to age 62, the payments are reduced. The Retirement Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) the benefits of participants will be afforded certain additional protection for a limited period of time and (ii) if certain actions are taken with respect to the Retirement Plan, any surplus assets then held in the trust will inure to the benefit of participants and their beneficiaries.

     The Retirement Plan provides that annual retirement income credit be determined based upon the following formula: 1.5% of annual creditable earnings as determined by an employee's January 1st base salary plus overtime and incentive awards paid. Credited years of service under the Retirement Plan, as of December 31, 1993, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-27.4 years; Lodewijk J. R. de Vink-5.0 years; Joseph E. Smith-4.0 years; John F. Walsh-25.3 years; and Gregory L. Johnson-12.0 years.

SUPPLEMENTAL PENSION INCOME PLAN

The Supplemental Plan became effective January 1, 1975. The Supplemental Plan was established to attract and retain officers and key employees in senior managerial positions by providing to such executives compensation in the form of supplemental pension income in

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                                                                       17
amounts reasonably related to their compensation and length of service with Warner-Lambert. Normal retirement age under the Supplemental Plan is age 65 and early retirement may be taken the first of any month following the attainment of age 55 provided at least five years of service have been completed. If early retirement pension payments begin prior to age 62, the payments are reduced. The annual benefit payable under the Supplemental Plan is calculated by multiplying the sum of (a) 3.36% for each year of service after attainment of age 45, up to 10 years; plus (b) 2.24% for each year of service after attainment of age 45 in excess of 10 and up to 20 years times average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest of the five-year period of service ending with such employee's early or normal retirement date, divided by three). Such amount is reduced by the benefit payable under the Retirement Plan and certain other retirement benefits including Social Security. The Supplemental Plan also provides for payment to eligible employees of amounts they would have received under the Retirement Plan in the absence of certain limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent legislation, and provides for payment to eligible employees of amounts they would have received under the Retirement Plan if deferred incentive awards had been included in creditable earnings under such plan. The Supplemental Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) employees 55 years of age and older who meet certain salary level requirements and who would have become eligible to receive Supplemental Plan benefits upon retirement will receive such benefits upon retirement and
(ii) post-employment consulting requirements set forth in the Supplemental Plan would no longer be applicable. Credited years of service under the Supplemental Plan, as of December 31, 1993, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-13.7 years; Lodewijk J. R. de Vink-3.8 years; Joseph E. Smith-4.8 years; John F. Walsh-6.5 years; and Gregory
L. Johnson-2.3 years.

MISCELLANEOUS PLANS AND POLICIES

Warner-Lambert has severance policies which provide for payments of up to twenty-four months' salary depending upon several factors, including age and length of service, subject to modifications made by the Warner-Lambert Executive Severance Plan (the 'Executive Severance Plan').

     The Executive Severance Plan provides benefits in the event of a change in control of Warner-Lambert (as defined in such plan) to those employees, essentially officers, who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. The Executive Severance Plan provides for severance benefits, which are payable only if a participant leaves the employ of Warner-Lambert for any reason other than termination for just cause (as defined in such plan) within three years after a change in control, of thirty-six months' salary and bonus. The Executive Severance Plan also provides for limited rights ('Limited Rights') to participants in connection with outstanding stock options under Warner-Lambert's stock option plans which do not presently have alternate rights. The Limited Rights provide for a cash payment to the holder upon a change in control equal to the amount by which the fair market value (as defined in such option plans) of a share of Common Stock exceeds the fair market value of such a share on the date the stock option was granted, multiplied by the number of shares with respect to which the Limited Right applies. The Executive Severance Plan also provides special payments to participants

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      18
in amounts sufficient to reimburse such participants for any federal excise tax or similar state or local tax which may be imposed with respect to payments received following a change in control. Warner-Lambert has also established an Enhanced Severance Plan, which is similar to the Executive Severance Plan, for all United States non-hourly employees who are not eligible to participate in the Executive Severance Plan.

     In addition, in the event of a change in control of Warner-Lambert (as defined), participants in the Warner-Lambert Savings and Stock Plan and the Warner-Lambert Incentive Compensation Plan are afforded certain additional protections for a limited period of time and the benefits of participation in the Excess Savings Plan are payable immediately.

     In connection with the relocations of Mr. Joseph E. Smith, Vice President of Warner-Lambert, from Pennsylvania to New Jersey, and of Dr. Pedro Cuatrecasas, Vice President of Warner-Lambert, from North Carolina to Michigan, interest-free loans of $250,000 and $350,000, respectively, were granted in 1990. The terms of the loans, including provisions relating to acceleration and repayment, depend on various factors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Warner-Lambert's executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase shareholder value. These programs are administered by the Compensation Committee of the Board of Directors which is comprised of the individuals listed below. These individuals are outside directors of the Company with responsibility for all compensation matters for Warner-Lambert's executive officers.

GENERAL

     Total compensation for Warner-Lambert's executive officers consists of a base salary, annual cash bonus and long-term incentives, which include a cash performance bonus based upon the Company's three-year earnings per share growth and an equity component in the form of stock options and restricted stock. The annual bonus and long-term incentives introduce considerable risk to the total executive compensation package. These elements are variable, may fluctuate significantly from year to year and are directly tied to Company and individual performance.

     To ensure that Management's interest in the Company is aligned with those of its stockholders, a significant portion of executive compensation is delivered through the equity component. Stock options are used to provide an incentive that focuses attention on managing the Company from an owner's perspective and are tied to the long-term performance of Warner-Lambert. Restricted stock grants are used selectively to build stock ownership and promote a long-term focus by restricting the stock from being sold, transferred or assigned until the end of the specified vesting period when the restrictions lapse. The combination of stock options and restricted stock grants provides a level of risk and upside opportunity that encourages management performance in the achievement of the Company's long-term goals and objectives.

     Warner-Lambert regularly reviews the competitiveness of its executive compensation programs within the industries in which it competes -- Pharmaceutical, Consumer Health Care and Confectionery. The companies in Warner-Lambert's compensation comparator group include the same companies that are in the peer group index in the 5-Year Cumulative Total Shareholder Return graph on page 23. In addition, the compensation comparator group

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                                                                       19
also includes a group of leading consumer products companies which, in conjunction with the industry peer group, represents the broader marketplace for executive talent.

     Warner-Lambert targets a level of total annual compensation (base salary plus annual bonus) equal to its comparator group average for like jobs, adjusting for company size. For total compensation, which includes stock awards and long-term bonuses, the Company's objective is to ensure that a significant portion of the executives' total compensation is derived from the long-term equity component. The total compensation package provides considerable risk and upside opportunity that encourages the executives' performance in the achievement of the Company's long-term goals and objectives. As a result, any value realized above the comparator group average is directly attributable to an increase in shareholder value.

     The Committee has directed the Company's management to review executive compensation arrangements and employee benefit plans in light of Section 162(m) of the Internal Revenue Code ('Section 162(m)'), which establishes a limit on the deductibility of annual compensation for certain executive officers which exceeds $1,000,000. It is the general intention of the Committee to attempt to assure that executive compensation will meet the requirements for deductibility under Section 162(m). However, the Committee reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to nevertheless authorize compensation payments which may not, in a specific case, be fully deductible by the Company. The Committee will re-examine its policy with respect to Section 162(m) on an on-going basis.

1993 EXECUTIVE OFFICERS' COMPENSATION

     In determining increases to executive officer compensation, the Committee considered Company performance, including both financial and nonfinancial indicators, individual performance, the business environment in which the Company operated and competitive compensation trends.

     Base salary increases were determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at the companies comprising Warner-Lambert's compensation comparator group.

     Annual cash bonuses for executive officers were based on business performance, including Company profits, and individual performance and position level within the Company. The maximum annual amount which may be set aside for payment of such bonuses is based upon a formula which takes into account net profit and the amount of capital employed in the business. As a result of business performance for the year 1993, total bonus awards to the executive officers as a group decreased by 21 percent from the prior year. In determining individual awards, approximately 75 to 80 percent of the awards was based on Company performance, with the remainder based on individual criteria.

     Long-term cash performance bonuses provide for cash dollar awards contingent on the attainment of certain earnings per share ('EPS') performance levels during the three-year period subsequent to the grant. At the beginning of each performance period, the executive officers receive a targeted long-term grant based on position level. The executive officers received a grant of these long-term cash performance bonuses in January, 1993. In January, 1994, the method of payment under the long-term bonus awards was modified. Prior to revision, these awards became payable on a pro rata basis at the end of the three-year

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      20
performance period based upon the Company's achievement of a specific cumulative average EPS growth for the period. Following revision, these awards are payable at the end of such period based upon the Company's achievement of a certain relative EPS performance level, compared to the median EPS performance of the compensation comparator companies. Awards are payable at values ranging from zero to 200 percent of target levels. Outstanding long-term bonus grants that will become payable during the transition period (i.e., after January, 1994 and prior to January, 1997) will be paid in part in accordance with the former arrangement and in part in accordance with the current methodology. The Committee also has discretion to lower the amount of payouts with respect to such long-term awards under appropriate circumstances. For the three-year performance period ended December 31, 1993, executive officers as a group received a long-term cash performance bonus equal to 103.75 percent of the target levels.

     The Company has established stock option award guidelines for each position level within the Company providing for a range from zero up to a maximum number of shares. Competitive data from the compensation comparator group was used to develop these guidelines, which are reviewed periodically. The actual award granted to an executive is based upon the individual's overall job performance as well as specific contributions for the year. While factors such as Company performance are considered in determining the amount of the stock option grant, the individual's current performance and contributions are the primary determinants in these deliberations. In October, 1993, in accordance with the above criteria, the executive officers received stock options which are exercisable ratably over the next four years.

1993 CEO COMPENSATION

     As a result of Mr. Goodes' appointment as Chairman of the Board and Chief Executive Officer, he received an employment agreement with Warner-Lambert which expires May 1, 2000, and is discussed on page 13 above. The following is a description of the decisions with regard to Mr. Goodes' 1993 compensation.

     In February, 1993, Mr. Goodes received a base salary increase of 7.8%. This increase was arrived at after considering Mr. Goodes' 1992 job performance as well as his compensation relative to his peers at Warner-Lambert's compensation comparator companies. Mr. Goodes' salary increase does not affect the other elements of his compensation.

     In October, 1993, Mr. Goodes received an annual stock option grant of 45,000 shares. These options were issued at the fair market value on the date of the grant and are exercisable ratably over the next four years. In January, 1994, Mr. Goodes received an annual cash bonus of $586,000, compared to an annual cash bonus of $800,000 received in January, 1993. Mr. Goodes also received a long-term cash performance bonus of $176,375 which was calculated based upon the Company's actual cumulative average earnings per share growth for the three years 1991, 1992 and 1993, and the position level held by Mr. Goodes at the beginning of this three-year performance period. In addition, in February, 1994, Mr. Goodes received a base salary increase of 5.5%.

     Except for the long-term cash performance bonus, which is based solely on the Company's earnings per share performance, in considering Mr. Goodes' 1993 stock option grant, annual bonus and base salary increase in February, 1994, the Committee considered overall Company financial performance during 1993 as well as Mr. Goodes' individual performance during the year. Mr. Goodes' total annual compensation for 1993 decreased by

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
10.2%. In addition, Mr. Goodes received an annual stock option grant in 1993 which was 6,750 shares fewer than the annual stock option grant he received in 1992.
     In arriving at its decisions, the Committee reviewed the Company's financial performance for 1993. In particular, the Committee considered the impact of the United States Food and Drug Administration ('FDA') regulatory action relating to certain manufacturing procedures employed at Warner-Lambert's facilities in Puerto Rico and the United States, including the consent decree entered into with the FDA requiring Warner-Lambert to bring its laboratory and/or manufacturing processes at such facilities into compliance with FDA current Good Manufacturing Practice regulations. The Committee also considered key decisions and actions taken by Mr. Goodes to ensure the Company's long-term profitability and growth, such as the restructuring of the Company's pharmaceutical business in response to changes in the industry in order to remain competitive, the implementation of plans in response to regulatory issues connected to the Company's pharmaceutical manufacturing, eight acquisitions and alliances, including global joint ventures with Wellcome plc and Glaxo Holdings plc for the development and marketing of consumer health care products, the launch of Cognex'r', a drug for the treatment of mild to moderate Alzheimer's disease, and the FDA approval of Neurontin'r', adjunctive therapy for epilepsy.

COMPENSATION COMMITTEE MEMBERS
Donald C. Clark, Chairman
John A. Georges
William R. Howell
Lawrence G. Rawl
Kenneth J. Whalen

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      22

PERFORMANCE GRAPH

The graph set forth below compares the yearly percentage change in Warner-Lambert's cumulative total shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the 'S&P 500') and of a peer group index comprised of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corporation and The Upjohn Company:


                              WARNER-LAMBERT COMPANY
                         Cumulative Total Shareholder Return for
                        Five-Year Period Ending December 31, 1993

                                   [PERFORMANCE GRAPH]

- -------------------------------------------------------------------------------------
  December 31...              1988      1989      1990      1991      1992      1993
Warner-Lambert               100.00    151.29    181.29    213.65    196.30    198.21
Peer Group                   100.00    140.26    164.74    260.63    218.33    204.11
S&P 500                      100.00    131.29    127.49    166.17    178.81    196.75
- -------------------------------------------------------------------------------------

*Assumes that the value of the investment in Warner-Lambert Common Stock and each index was $100 on December 31, 1988 and that all dividends were reinvested.
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                                                                       23

BOARD OF DIRECTORS' PROPOSAL RELATING TO
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of Price Waterhouse has audited the consolidated financial statements of Warner-Lambert for many years and the Audit Committee has recommended, and the Board of Directors has approved, the appointment of this firm to continue such services for the year 1994. Accordingly, the Board of Directors recommends that the appointment of the firm of Price Waterhouse to audit the consolidated financial statements of Warner-Lambert and its subsidiaries for the year 1994 be approved.

     A representative of Price Waterhouse will be present at the meeting to answer any questions by stockholders relating to its audit of the consolidated financial statements of Warner-Lambert for 1993 and other appropriate questions. The aggregate fees for worldwide audit services in connection with the 1993 audit performed by Price Waterhouse for Warner-Lambert were approximately $3,806,000. The representative of Price Waterhouse will be permitted to make a statement should that firm desire to do so.

     Approval of the foregoing will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy for such proposal, unless a contrary decision is indicated on the Proxy.

RESOLUTION PROPOSED BY STOCKHOLDER --
OPPOSED BY THE BOARD OF DIRECTORS

Warner-Lambert has been informed by Ms. Josephine P. Laitman, 31 Roberts Circle, Basking Ridge, New Jersey 07920, holder of 2,000 shares of Common Stock, that she will introduce at the meeting the resolution and statement in support thereof set forth below.

PROPOSAL: TO TERMINATE RETIREMENT PLAN FOR NON-EMPLOYEE
         DIRECTORS AS COST REDUCTION INITIATIVE

The Company retirement plan for non-employee directors with five years or more of Board service allows, at age 70, an annual retirement income equalling 100% of the director's last annual fee.

RESOLVED:   That the stock  holders of  Warner-Lambert Company assembled  in person  and by  proxy hereby  recommend that  the Board  of Directors withdraw  the retirement  plan and the
            Group Life Insurance,  Medical, Dental  and Accidental Death  and Dismemberment  plans thus making such plans unavailable to current and future non-employee directors.
REASON:     Non-employee directors are more than adequately compensated by Warner-Lambert.

SUPPORTING STATEMENT:

          a) At present the non-employee director receives an annual fee of $30,000.00 as well as $1,000.00 for attendance at each meeting OR participation at special meetings.

          b) Each non-employee director receives the annual dividends on the grant of 2,000 shares of Warner-Lambert -- currently a total of $4,560.00 per year.


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
          c) Each non-employee director receives $100,000.00 of group life insurance plus medical, dental, and accidental death and dismemberment benefits, the cost of which has not been enumerated.

          d) Currently, each non-employee director, after ten years of service, will receive full vesting in 2,000 shares of Common Stock of the Company -- current worth approximately $140,000.00 or an additional average annual compensation of $14,000.00.

          e) After five years of service and at age 70, each non-employee director receives a life annuity equal to the annual fee -- currently $30,000.00 per year. The approximate current cost of this life annuity is $250,000.00. Assuming an average of 10 years of service for each director, this amounts to an additional annual compensation of $25,000.00.

          f) The total compensation would therefore average out over a 10 year period to $83,560.00 per year, exclusive of the group life, medical and dental benefits, and participation fees and expenses.

          This amount is overly excessive, especially when one considers the further points that:

          1. The non-employee director is already eligible or will be eligible to receive a major pension benefit as well as group life, medical and dental benefits from his primary employer.

          2. The rate of the pension benefit (100% of annual fees after five years or 20% per year) far exceeds the normal rate of pension benefits for employees (1 1/2% per year).

          3. The average non-employee director already serves on the Board of Directors of 3.4 additional commercial companies and are eligible to receive a similar set of benefits from many of these companies.

          4. The cancellation of these benefits would still mean that each non-employee director would be receiving $58,560.00 per year exclusive of any additional participation fees.

          It should be quite apparent that the provision of these benefits results in a waste and duplication of benefits for the non-employee director. Such provisions are not only contrary to economic wisdom (in such times of austerity as these) but reflect a profligate use of company assets. In view of the publicized need for the reduction of expenses, this proposal would be an excellent first choice to implement this cost-reduction program.

          THE BOARD OF DIRECTORS IS NOT RESPONSIBLE FOR, AND DISCLAIMS ANY RESPONSIBILITY FOR, SUCH STATEMENT OF SUCH STOCKHOLDER AND RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE FOREGOING RESOLUTION.

          It is in the best interests of Warner-Lambert and its stockholders to attract and retain directors who are leaders in their respective fields, whether in business, academia, the medical/scientific area, government or otherwise. In addition, we recognize that Warner-Lambert and its stockholders are served well by directors who represent a broad cross section of experience in a number of disciplines and who bring to the Board a diversity of experience.

          The Company's directors are responsible for the business and affairs of the Company and for the Company's overall performance. The Board meets ten times each year, and, in addition, each non-employee director is a member of two or more Committees of the Board that also meet during the year. Each director is expected to analyze and

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     understand numerous complex issues facing the Company and to be an involved and active member in discussing and resolving those issues. In addition, each director must be responsive to the Company's stockholders, the regulatory agencies that govern the Company, such as the Securities and Exchange Commission, and the public, in general.

          In order to attract and retain high-quality outside directors who are able to handle the challenging demands of a Board-seat, it is necessary to provide a compensation package that is competitive in today's environment. Often, non-employee directors receive benefits, in addition to an annual retainer and meeting fees. Although the value of the several benefits that comprise outside directors' compensation may vary from company to company, recent surveys of major U.S. companies, which include many of the companies with which Warner-Lambert competes, indicate that Warner-Lambert's total compensation package for its outside directors is competitive.

          In reviewing director compensation, a recent study conducted by The Conference Board indicated that 85% of the companies surveyed provide their directors with retirement benefits. The provisions of the Company's Retirement Plan for Directors are similar in nature to the plans that are currently in place at companies that compete with Warner-Lambert for director talent.

          With respect to the group life insurance, medical, dental and accidental death and dismemberment benefits provided to Warner-Lambert's directors, the cost to the Company is not significant. In addition, the amount of the premiums is treated as imputed income to the director who opts for those benefits. Furthermore, by providing such benefits to the directors, the Company is able to attract individuals who are self-employed or are employed by not-for-profit organizations or educational institutions and, thus, bring together directors with a diversity of experience.

          Accordingly, the Board of Directors recommends a vote AGAINST the foregoing proposal. Approval of the proposal will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy against the foregoing proposal, unless a contrary direction is indicated on the Proxy.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. In order to be considered, such proposals must be submitted on a timely basis. Proposals for the 1995 annual stockholders' meeting must be received at Warner-Lambert's principal executive offices no later than November 7, 1994. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of Warner-Lambert.

OTHER INFORMATION

The cost of the solicitation of Proxies by the Board of Directors will be borne by Warner-Lambert. Such solicitation will be made by mail, and, in addition, may be made by officers and employees of Warner-Lambert, personally or by telephone or telegram. Forms of Proxies and proxy materials may also be distributed, at the expense of Warner-Lambert, through brokers, custodians and other like parties to the beneficial owners of Common Stock of Warner-Lambert. Warner-Lambert has also retained Kissel-Blake Inc. to aid in solicitation of Proxies at an anticipated cost not in excess of $13,500.
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[LOGO]
WARNER-LAMBERT COMPANY
MORRIS PLAINS, NEW JERSEY 07950
(201) 540-2000


['RECYCLED' LOGO] Printed on Recycled Paper

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                       STATEMENT OF DIFFERENCES


The registered trademark shall be expressed as 'r'.

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                                APPENDIX
                      Graphic and Image Information

See the narrative description of:

PHOTOS OF DIRECTORS ON PAGES 3 THROUGH 7 OF N&PS

PERFORMANCE GRAPH ON PAGE 23 OF N&PS

'RECYCLED' LOGO ON BACK COVER OF N&PS

BLUE STRIP SIGNIFYING UNEXCHANGED SHAREHOLDER PROXY CARD